EXHIBIT 10.3

Amendment to FY 2015 Restricted Stock Unit Award Agreement
(United States)

This Amendment to the FY 2015 Restricted Stock Unit Award Agreement described herein (this “Amendment”) is made as of March __, 2016 by and between Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), and ________________ (the “Grantee”), an individual who holds a grant of restricted stock units granted under the Company’s 2015 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Grantee holds a grant of _________________ restricted stock units (the “Restricted Stock Units”) evidenced by a FY 2015 Restricted Stock Unit Award Agreement by and between the Company and the Grantee (the “RSU Agreement”) dated __________ __, 2015.

WHEREAS, the Company and the Grantee have determined that it is desirable and in their best interests to amend the RSU Agreement to change certain provisions relating to dividends on such Restricted Stock Units.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreement set forth in this Amendment, the parties agree as follows:

1.    The section titled “Award of Restricted Stock Units” is hereby renamed “Award of Restricted Stock Units and Dividend Equivalent Rights” and is hereby amended to read as follows:

(a) The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Restricted Stock Units communicated to you and set forth in the Company’s records (the “RSUs”), on the terms and conditions set forth in such communication, this Agreement and the Plan. Each RSU represents the right to receive, subject to the vesting provisions set forth below, one share of Stock.
(b) The Company hereby grants to you an award of Dividend Equivalent Rights with respect to each RSU granted pursuant to this Agreement for all dividends and distributions in cash, Stock or other property which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the RSU is distributed or paid to you or is forfeited or expires. The Dividend Equivalent Rights award for each RSU shall be equal to the amount of cash and the Fair Market Value of Stock or other property which is paid as a dividend or distribution on one share of Stock. All such Dividend Equivalent Rights shall be credited to you and shall be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend or distribution based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalent Rights granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.

2.    The section titled “Rights with Respect to the RSUs” is hereby renamed “Rights with Respect to the RSUs and Dividend Equivalent Rights” and is hereby amended to read as follows:

The RSUs and Dividend Equivalent Rights granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Stock. Your rights with respect to the RSUs and Dividend Equivalent Rights shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the RSUs and Dividend Equivalent Rights lapse, in accordance with Sections 3 or 4 hereof.

3.    Section 3 is hereby amended by inserting the following sentence at the end thereof: “Each additional RSU which results from deemed reinvestments of Dividend Equivalent Rights pursuant to Section 1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.”

4.    Section 4 is hereby amended by (i) inserting the phrase “and “Dividend Equivalent Rights” immediately prior to the phase “shall be immediately and irrevocable forfeited” and (ii) deleting the phrase “,including the right to receive cash payments and other distributions pursuant to Sections 7(b) and (c) hereof”.

5.    Section 4(a) is hereby amended by inserting the phrase “and Dividend Equivalent Rights” immediately after the phrase “all RSUs” and after the phrase “all of the RSUs”.

6.    Section 4(b) is hereby amended by inserting the phrase “and Dividend Equivalent Rights” immediately after each usage of the phrase “all RSUs” and by inserting the phrase “or Dividend Equivalent Rights” immediately after the phrase “any RSUs.”

7.    Section 4(c) is hereby amended by inserting the phrase “and Dividend Equivalent Rights” immediately after each usage of the phrase “all RSUs.”

8.    Section 4(d) is hereby amended by inserting the phrase “or Dividend Equivalent Rights” immediately after the phrase “settlement of the RSUs”.

9.    Section 5 is hereby amended by inserting the phrase “or Dividend Equivalent Rights” immediately after each usage of the phrase “the RSUs”.

10.    Section 6 is hereby amended by (i) inserting the phrase “or Dividend Equivalent Rights” immediately after each usage of the phrase “the RSUs”, (ii) inserting the phrase “or Dividend Equivalent Rights” immediately after the phrase “all of your rights to RSUs”, and (iii) deleting the phrase “, repay to the Company any shares of Stock, cash payments or other property received by you or your personal representative pursuant to Sections 7(b) and (c) of this Agreement” and (iv) deleting the phrase “, including the right to receive cash payments and other distributions on such RSUs pursuant to Section 7(b) and (c) of this Agreement”.

11.    The section titled “Payment of RSUs; Issuance of Stock” is hereby renamed “Settlement of RSUs and Dividend Equivalent Rights” and is amended to read as follows:

No shares of Stock shall be issued to you (or your beneficiary or, if none, your estate in the event of your death) prior to the date on which the applicable RSUs vest, in accordance with the terms and conditions communicated to you and set forth in the Company’s records. After any RSUs vest pursuant to Sections 3 or 4 hereof, the Company shall promptly, but no later than 30 days following the applicable vesting date, cause to be issued in your name one share of Stock for each RSU and Dividend Equivalent Right, in each case less any applicable withholding taxes; provided, however, that any distribution to any “specified employee” as determined in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(a)(2)(B)(i) (and any applicable guidance thereunder) on account of a separation from service shall be made as soon as practicable after the first day of the seventh month following such separation from service (or, if earlier, the date of the specified employee’s death). The Company will not deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Stock.

12.    Section 9 is hereby amended by (i) deleting the phrase “, the receipt of cash payments and other distributions pursuant to Sections 7(b) and (c) hereof”, (ii) inserting the phrase “and Dividend Equivalent Rights” immediately after the phrase “grant of the RSUs”, (iii) inserting the phrase “and Dividend Equivalent Rights” immediately after each usage of the phrase “vesting of the RSUs” and (iv) inserting the phrase “and Dividend Equivalent Rights” immediately after each usage of the phrase “settlement of the RSUs”.

13.    Section 11 is hereby amended by inserting the phrase “and the Dividend Equivalent Rights” after the phrase “vesting of the RSUs”.

14.    Except as expressly provided herein, the terms and conditions of the Restricted Stock Agreement shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

GRANTEE                    FOUR CORNERS PROPERTY TRUST, INC.

_______________________________    By: ________________________________
Its: ________________________________